UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2019

Edge Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (800) 208-3343

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of Edge Therapeutics, Inc. (“Edge”) (the “Special Meeting”) was held on March 14, 2019 at 9:00 a.m., eastern daylight time, at 300 Connell Drive, Suite 4000 Berkeley Heights, NJ 07922. At the Special Meeting, 28,081,485 shares of common stock, or approximately 89% of the outstanding common stock eligible to vote as of January 30, 2019, the record date for the Special Meeting (the “Record Date”), were represented by proxy or in person.

As previously reported on Edge’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2018, Edge, PDS Biotechnology Corporation (“PDS”) and Echos Merger Sub, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of November 23, 2018, pursuant to which, among other things, subject to the satisfaction of conditions set forth in the Merger Agreement, Merger Sub would merge with and into PDS, with PDS becoming a wholly-owned subsidiary of Edge and the surviving corporation of the merger (the “Merger”). Also as previously reported on Edge’s Current Report on Form 8-K filed with the SEC on January 30, 2019, Edge, PDS and Merger Sub entered into an Amendment No. 1 to the Original Merger Agreement (the “Amendment”), dated as of January 24, 2019 (the Amendment, together with the Original Merger Agreement, the “Merger Agreement”) to broaden the reverse stock split range from between 5 and 10 currently outstanding shares of Edge common stock for 1 share to between 5 and 25 currently outstanding shares of Edge common stock for 1 share, with the final reverse stock split ratio to be mutually agreed by Edge and PDS.

The stockholders of Edge eligible to vote as of the Record Date voted as set forth below on the following proposals, each of which is described in detail in the Registration Statement on Form S-4, File No. 333-228937, filed by Edge with the SEC, declared effective by the SEC on February 14, 2019 and mailed by Edge to its stockholders on or about February 15, 2019 (the “Registration Statement”).

The final voting results for each matter submitted to a vote of Edge’s stockholders as of March 14, 2019 at the Special Meeting are as follows. At the Special Meeting, Edge’s stockholders voted on and approved each of Edge’s proposals listed below and described in the Registration Statement.

Proposal 1. Stock Issuance Proposal.

Proposal 1 to approve the issuance of shares of Edge’s common stock pursuant to the Merger Agreement was passed, with voting results as followed:

For	Against	Abstain	Broker Non-Votes
15,588,684	1,999,879	309,481	10,183,441

Proposal 2. Reverse Stock Split Proposal.

Proposal 2 to approve an amendment to the eighth amended and restated certificate of incorporation of Edge to effect a reverse stock split of Edge’s common stock, at a ratio in the range of 5-for-1 and 25-for-1, with such specific ratio to be mutually agreed upon by Edge and PDS or, if Proposal 1 is not approved by Edge’s stockholders, determined solely by Edge’s board of directors following the Special Meeting was passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
25,611,216	1,887,467	582,802	0

Proposal 3. Equity Incentive Plan Proposal.

Proposal 3 to approve the Amended and Restated Edge Therapeutics, Inc. 2014 Equity Incentive Plan in connection with the Merger was passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
12,869,177	2,897,231	2,131,636	10,183,441

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edge Therapeutics, Inc.

Date: March 14, 2019	/s/ Andrew Saik
	Name:	Andrew Saik
	Title:	Chief Financial Officer